Exhibit 99.1

INFORMATION	Furniture Brands International, Inc.
101 South Hanley Road
FOR IMMEDIATE RELEASE	St. Louis, Missouri 63105

For Further Information Call
Lynn Chipperfield
314-863-1100

FURNITURE BRANDS INTERNATIONAL
COMMENTS ON OUTLOOK FOR THE THIRD QUARTER OF 2007

St. Louis, Missouri, September 18, 2007 – Furniture Brands International (NYSE: FBN) commented on recent business trends and operations in the third quarter of 2007.

W.G. (Mickey) Holliman, Chairman of the Board and Chief Executive Officer, said, “When we issued our second quarter results in July, we warned of a softening business environment and weakening order flow, and since then we have seen those trends continue.  We now expect our net sales for the quarter to be down approximately 12 percent, and we now expect our net earnings per diluted common share to be in the range of a loss of 19 cents to a loss of 23 cents. This includes the effect of 22 cents in restructuring, asset impairment and severance charges. We will report the actual results for the third quarter of 2007 on October31, 2007.”

Furniture Brands International is one of America’s largest residential furniture companies. The company produces, sources, and markets its products under six of the best-known brand names in the industry – Broyhill, Lane, Thomasville, Henredon, Drexel Heritage, and Maitland-Smith.

Matters discussed in this release and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, our quarterly reports on Form 10-Q, elsewhere in this release, and in our other public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: changes in economic conditions; loss of market share due to competition; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution and cost savings programs; manufacturing realignments; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; impairment of goodwill and other intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources; our ability to open and operate new retail stores successfully; our ability to complete our new credit facility and repay our Senior Notes on or prior to August 15, 2007; and our ability to comply with financial and other covenants in our debt agreements. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.